Exhibit 99.1

OptimizeRx to Acquire Digital Therapeutics SaaS Platform Provider, RMDY Health

Acquisition to Enhance OptimizeRx Existing Digital Platform with Technology Solutions Tailored for Digital Therapeutics; Extends Offerings to SaaS-based Patient Engagement Markets

ROCHESTER, Mich., (September 5, 2019) — OptimizeRx Corp. (NASDAQ: OPRX) to acquire RMDY Health, a multipurpose digital therapeutics SaaS platform, for $16 million in cash and equity. The RMDY Health platform is used by pharma, payers, MedTech companies and medical associations nationwide. The acquisition adds three new client segments to OptimizeRx’s existing patient engagement platform – payers, medtech and medical associations – further simplifying chronic disease management and drug adherence for healthier results at lower costs.

OptimizeRx is a recognized leader in bridging the communication gap between pharma and providers with its digital health messaging platform delivered through its nationwide network of leading electronic health record (EHR) and ePrescribing providers. The addition of RMDY Health expands the reach of this network by using patient apps and web access as an additional channel for digital heath messaging.

This strategic acquisition is the second for OptimizeRx over the past year focused on enhancing patient engagement. It further diversifies the company’s recurring revenue stream and scales its solution set to better address larger opportunities in digital health.

"We welcome the RMDY team and their powerful SaaS platform to support our mission of improving medication adherence and care coordination," said William Febbo, CEO of OptimizeRx. "This acquisition is especially timely, given how stakeholders are increasingly shifting their budgets to digital delivery as the preferred method of communicating to physicians and patients.”

“By adding RMDY Health’s complementary capabilities to our platform,” continued Febbo, “we not only extend our ability to engage doctors and patients for our pharmaceutical clients, we introduce important client segments to our solution suite. We can now further bridge the critical communication gaps between pharma, healthcare providers, payers, medical associations and patients."

Digital therapeutics (DTx) consists of delivering rich patient programs with treatment and affordability information, lifestyle and condition trackers, Internet device connectivity, forms and surveys, with this all supported by a wide range of communication capabilities delivered via chat, bots, audio and telehealth. RMDY Health enables this functionality for its customers, with its DTx solutions delivering a variety of intervention mechanisms that help treat chronic conditions, such as diabetes and heart disease.

According to Grand View Research, the global market for digital therapeutics is growing at a compounded annual growth rate of 21% and is expected to hit $9.4 billion by 2025.

“DTx programs are widely considered highly effective, yet such solutions usually require expensive and complex implementations,” noted RMDY Health CEO and co-founder, Dr. Amir Kishon. “RMDY was built to help eliminate this cost and complexity. Our technology platform makes it possible for any health stakeholder to rapidly and effortlessly digitize their programs and connect directly with patients, which is increasingly becoming the standard delivery format.

“The combination of OptimizeRx and RMDY provides the market with a flexible SaaS platform that enables a wider range of stakeholders to more easily and rapidly launch a variety of digital care management and patient engagement programs.”

Added Febbo: "We see a great cultural fit with Amir and his team, given our mutual mission to transform communication across the provider-pharma-patient-payer care continuum. They bolster our presence within digital therapeutics, provide additional opportunities for recurring revenue growth, extend our reach within existing clients and add additional client segments, as well as enhance our digital platform to facilitate more scale. We expect this acquisition to be accretive within the first 18 months and believe we have aligned to have a highly incentivized team pushing for growth."

In consideration for 100% of RMDY Health, its shareholders will receive $8 million in cash and $8 million in equity when the transactions closes, which is estimated to be within the next 30 days subject to certain closing conditions. RMDY Health’s estimated annual revenue for 2019 is $3 million. Only revenue from the closing date through the end of the year will be included in OptimizeRx’s annual consolidated financial statements.

RMDY will maintain its technology team in Tel Aviv, Israel and U.S. based personnel and use the OptimizeRx New Jersey headquarters. OptimizeRx is being advised by Excel Partners on the transaction and RMDY Health is being advised by Reade Street Advisors on the transaction.

Additional details about the acquisition will be available in a Form 8-K to be filed by OptimizeRx with the U.S. Securities and Exchange Commission, and accessible at investors.optimizerx.com.

About RMDY Health
RMDY Health is a leading provider of collaborative digital therapeutics SaaS solutions for the healthcare industry. Its SaaS platform offers a complete digital framework to help life science and healthcare stakeholders rapidly and effortlessly design and launch their own white-label collaborative digital care and patient support programs. The company’s web and mobile platform supports a wide range of digital therapeutic initiatives, with a focus on care management, chronic disease management, pharma patient support programs, research and wellness. For more information about RMDY Health, go to www.rmdy.health.

About OptimizeRx
OptimizeRx® (NASDAQ: OPRX), a digital health company, connects pharmaceutical companies to patients and providers, offering greater affordability, adherence and brand awareness at the point-of-care. As the nation’s largest point-of-prescribe promotional platform for the pharmaceutical industry, OptimizeRx provides a direct channel for pharma companies to communicate with healthcare providers right within their workflow and also directly to patients.

The cloud-based solution supports patient adherence to medications and better healthcare outcomes with real-time access to financial assistance, prior authorization, education and critical clinical information. OptimizeRx provides more than half of the ambulatory patient market with access to these benefits through leading EHR platforms like Allscripts, Amazing Charts and Quest, and directly via its mobile communications platform.

For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements
This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

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